UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On March 19, 2019, Aptevo Therapeutics Inc. (“Aptevo”) entered into an Eighth Amendment to Office Lease (the “Eighth Amendment”) with Selig Real Estate Holdings Eight L.L.C. (“Selig”) to amend certain provisions of the Lease by and between Aptevo, as successor in interest to Emergent Product Development Seattle, LLC, and Selig dated April 28 2013, as previously amended (the “Original Lease”).

The Eighth Amendment (i) extends the term of the Original Lease by an additional 10 years through April 30, 2030 and (ii) changes the base rental rate to $26.25 per square foot per year, with additional annual increases based on the increase in Seattle’s Consumer Price Index.

The foregoing description of the Eighth Amendment is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Eighth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Eighth Amendment to Office Lease, dated as of March 19, 2019, by and between Aptevo Therapeutics Inc. and Selig Real Estate Holdings Eight L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: March 22, 2019	By:	/s/ Marvin L. White
Marvin L. White
President and Chief Executive Officer